Exhibit 99.1

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: RevitaLid Pharmaceutical Corp., et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. [●] (Joint Administration Requested)

Joint PREPACKAGED Chapter 11 Plan OF
REvitalid pharmaceutical corp. AND ITS SUBSIDIARIES

THIS CHAPTER 11 PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS CHAPTER 11 PLAN SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE EFFECTIVE DATE OF THIS PLAN ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

Mark D. Collins Brendan J. Schlauch Richards Layton & Finger, P.A. 920 N King St Wilmington, DE 19801 Telephone: (302) 651-7700 Email: collins@RLF.com schlauch@RLF.com	Gregg M. Galardi Cristine Pirro Schwarzman Ropes & Gray LLP 1211 6th Ave New York, NY 10036 Telephone: (212) 596-9000 Email: Gregg.Galardi@ropesgray.com Cristine.Schwarzman@ropesgray.com

Proposed Co-Counsel to the Debtors and Debtors in Possession

1	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: RevitaLid Pharmaceutical Corp. (0983), RVL Pharmaceuticals, Inc. (7918), and RVL Pharmacy, LLC (6132). The location of the Debtors’ principal place of business is 400 Crossing Boulevard, Bridgewater, New Jersey 08807.

Solicitation Version

Dated: October 10, 2023

Wilmington, Delaware

TABLE OF CONTENTS

Page

Article I Defined Terms, Rules of Interpretation, Computation of Time, Governing Law, AND OTHER REFERENCES	1

A.	Defined Terms	1
B.	Rules of Interpretation	13
C.	Computation of Time	13
D.	Governing Law	14
E.	Reference to Monetary Figures	14
F.	Reference to the Debtors or the Reorganized Debtors	14
G.	Controlling Document	14

Article II Administrative PROFESSIONAL AND PRIORITY TAX Claims	14

A.	Administrative Expense Claims	14
B.	Professional Fee Claims	15
C.	DIP Claims	16
D.	Priority Tax Claims	16

Article III Classification, Treatment, AND VOTING OF Claims and Interests	17

A.	Classification of Claims and Interests	17
B.	Treatment of Claims and Interests	18
1.	Class 1 – Other Secured Claims	18
2.	Class 2 – Priority Non-Tax Claims	19
3.	Class 3 – Secured Note Claims	19
4.	Class 4 – General Unsecured Claims	20
5.	Class 5 – SPA Rejection Unsecured Claims	20
6.	Class 6 – Intercompany Claims	20
7.	Class 7 – Equity Interests	21
C.	Special Provision Governing Unimpaired Claims	21
D.	Elimination of Vacant Classes	21
E.	Voting Classes; Presumed Acceptance by Non-Voting Classes	21
F.	Intercompany Interests	22
G.	Subordinated Claims	22
H.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	22

Article IV Means for Implementation of the Plan	22

A.	General Settlement of Claims and Interests	22
B.	Sources of Consideration for Plan Distributions	23
1.	Cash on Hand	23
2.	Exit Facility	23
3.	Issuance and Distribution of the New Common Equity	24
C.	Management Incentive Plan	24
D.	Professional Fees and Expenses	24
E.	Exemption from Registration Requirements	25
F.	Employee Matters	25
G.	Corporate Existence	25
H.	New Organizational Documents	26
I.	Directors and Officers of the Reorganized Debtors.	26
J.	Vesting of Assets in the Reorganized Debtors	26
K.	Cancellation of Existing Securities and Agreements	27
L.	Preservation of Causes of Action.	28
M.	Effectuating Documents; Further Transactions.	29
N.	Corporate Action	29
O.	Section 1146(a) Exemption	30
P.	Restructuring Transactions	31
Q.	Director and Officer Liability Insurance.	31

Article V Treatment of Executory Contracts and Unexpired Leases	32

A.	Assumption of Executory Contracts and Unexpired Leases	32
B.	Cure of Defaults and Objections to Cure and Assumption	32
C.	Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date	33
D.	Insurance Policies	33
E.	Compensation and Benefits	33
F.	Rejection	34
G.	Nonoccurrence of Effective Date	34
H.	Reservation of Rights	34

Article VI Provisions Governing Distributions	35

A.	Distributions on Account of Claims and Interests Allowed as of the Effective Date	35
B.	Special Rules for Distributions to Holders of Disputed Claims and Interests	35

C.	Delivery of Distributions	35
1.	Record Date for Distributions to Holders of Non-Publicly Traded Securities	35
2.	Distribution Process	36
3.	Accrual of Dividends and Other Rights	36
4.	Compliance Matters	36
5.	Foreign Currency Exchange Rate	37
6.	Fractional, Undeliverable, and Unclaimed Distributions	37
7.	Surrender of Cancelled Instruments or Securities	38
D.	Claims Paid or Payable by Third Parties	38
1.	Claims Paid by Third Parties	38
2.	Claims Payable by Insurance Carriers	38
3.	Applicability of Insurance Policies	39
E.	Setoffs	39
F.	Allocation Between Principal and Accrued Interest	39

Article VII Procedures for RESOLVING Disputed Claims and Interests	39

A.	Disputed Claims Process	39
B.	Claims Administration Responsibilities	40
C.	Adjustment to Claims Without Objection	40
D.	No Interest	40
E.	Disallowance of Claims and Interests	40

Article VIII DICHARGE, Settlement, Release, Injunction, and Related Provisions	41

A.	Discharge of Claims and Termination of Interests	41
B.	Releases by the Debtors	41
C.	Releases by Holders of Claims and Interests	42
D.	Exculpation	43
E.	Injunction	43
F.	Protection Against Discriminatory Treatment	44
G.	Recoupment	44
H.	Document Retention	44
I.	Reimbursement or Contribution	44
J.	Release of Liens	44

Article IX Conditions to Confirmation and Effective Date	45

A.	Conditions Precedent to the Effective Date	45
B.	Waiver of Conditions Precedent	46
C.	Effect of Non-Occurrence of Conditions to Consummation	46

Article X Modification, Revocation or Withdrawal of the Plan	46

A.	Modification of Plan	46
B.	Effect of Confirmation on Modifications	46
C.	Withdrawal of Plan	47

Article XI Retention of Jurisdiction	47
Article XII Miscellaneous Provisions	49

A.	Immediate Binding Effect	49
B.	No Substantive Consolidation; Severability of the Debtors	49
C.	Additional Documents	49
D.	Payment of Statutory Fees	49
E.	Reservation of Rights	49
F.	Successors and Assigns	50
G.	Service of Documents	50
H.	Term of Injunctions or Stays	51
I.	Entire Agreement	51
J.	Plan Supplement Exhibits	51
K.	Non-Severability	51
L.	Votes Solicited in Good Faith	51
M.	Closing of Chapter 11 Cases	52
N.	Waiver or Estoppel	52

Introduction

RevitaLid Pharmaceutical Corp. and its direct and indirect subsidiaries, RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC, as debtors and debtors in possession, propose this joint prepackaged plan of reorganization pursuant section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A below.

Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of its respective outstanding Claims and Interests pursuant to the Bankruptcy Code. The Debtors seek to consummate the Restructuring Transactions on the Effective Date of the Plan or as soon as practicable thereafter. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary and analysis of this Plan, the Restructuring Transactions, and certain related matters.

ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

Article I
Defined Terms, Rules of Interpretation, Computation of Time, Governing Law, AND OTHER REFERENCES

A.	Defined Terms

1.            “Administrative Expense Claim” means any claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(2) of the Bankruptcy Code, including the actual, necessary costs and expenses, incurred on or after the Petition Date, of preserving the Debtors’ Estates and operating the Debtors’ businesses, including wages, salaries, or commissions for services rendered after the Petition Date and through the Effective Date, claims under section 503(b)(9) of the Bankruptcy Code, claims of Professionals approved for payment by the Debtors’ Estates to the extent allowed under Sections 330 or 503 of the Bankruptcy Code, all fees and charges assessed against the Debtors’ Estates under section 1930 of chapter 123 of title 28 of the United States Code, and all Claims that are entitled to be treated as Administrative Expense Claims pursuant to a Final Order of the Bankruptcy Court (under section 546(c)(2)(A) of the Bankruptcy Code or otherwise).

2.            “Administrative Expense Claims Bar Date” means the deadline for filing requests for payment of Administrative Expense Claims, which: (a) with respect to Administrative Expense Claims other than Professional Fee Claims, shall be thirty (30) days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be forty-five (45) days after the Effective Date.

3.            “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

4.            “Allowed” means, with reference to any Claim or Interest, (a) a request for payment of an Administrative Expense Claim filed by the Administrative Expense Claims Bar Date (or for which Claim a Proof of Claim is not required under the Plan, the Bankruptcy Code, or a Final Order, including the DIP Order); or (b) a Claim allowed pursuant to the Plan or a Final Order, including the DIP Order; provided that, with respect to a Claim described in clause (a), such Claim shall be Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof is interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim has been Allowed by a Final Order; provided, further, that any Claim resulting from rejection of an Executory Contract or Unexpired Lease shall not be Allowed with respect to any contingent or unliquidated damages or indemnity claims to the extent no claim has been made prior to the Effective Date. Unless expressly waived by the Plan, the Allowed amount of Claims or Interests shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable. For the avoidance of doubt, a request for payment of an Administrative Expense Claim filed after the Administrative Expense Claims Bar Date, as applicable, shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings.

5.            “Ballot” means a ballot accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote on this Plan shall, among other things, indicate their acceptance or rejection of this Plan in accordance with this Plan and the procedures governing the solicitation process.

6.            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

7.            “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

8.            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated by the United States Supreme Court pursuant to 28 U.S.C. § 2075, as amended from time to time and as applicable to the Chapter 11 Cases, and the general, local, and chamber rules of the Bankruptcy Court.

9.            “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or day on which commercial banks in New York are required or authorized by law to remain closed.

10.          “Cash” means legal tender of the United States of America and equivalents thereof.

11.            “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

12.            “Certificate” means any instrument evidencing a Claim or an Interest.

13.            “Chapter 11 Cases” means the Debtors’ jointly-administered chapter 11 cases filed in the Bankruptcy Court on the Petition Date.

14.            “Claim” means any “claim,” as such term is defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

15.            “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

16.            “Class” means a category of holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

17.            “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

18.            “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

19.            “Confirmation Hearing” means the hearing held by the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order, as such hearing may be continued from time to time.

20.            “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code.

21.            “Consummation” means the occurrence of the Effective Date.

22.            “Cure” means a Claim (unless waived or modified by the applicable counterparty) for cure of a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

23.            “Debtor Wind Down Amount” has the meaning set forth in Article II.C.

24.            “Debtors” means, collectively, (i) RevitaLid Pharmaceutical Corp.; (ii) RVL Pharmaceuticals, Inc.; and (iii) RVL Pharmacy, LLC.

25.            “DIP Agent” means Athyrium Opportunities IV Acquisition LP, in its capacities as collateral agent and administrative agent under the DIP Credit Agreement, and any successor thereto.

26.            “DIP Budget” has the meaning provided in the DIP Orders.

27.            “DIP Claims” means any and all Claims held by the DIP Lender or the DIP Agent arising under or relating to the DIP Credit Agreement or the DIP Orders, and which constitute Obligations (as defined in the DIP Credit Agreement) under the DIP Documents, including, without limitation, the Exit Fee (as defined in the DIP Credit Agreement).

28.            “DIP Credit Agreement” means that certain Superpriority Secured Debtor in Possession Credit Agreement, dated as of October [●], 2023, between RevitaLid Pharmaceutical Corp., as borrower, the other Debtors, as guarantors, the DIP Agent, and the DIP Lender, as has been or may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

29.            “DIP Documents” means the “Loan Documents” as defined in the DIP Credit Agreement.

30.            “DIP Facility” means the debtor-in-possession senior secured financing facility, in the principal amount of $17,500,000 on the terms and conditions set forth in the DIP Credit Agreement, as approved by the DIP Orders.

31.            “DIP Lender” means Athyrium Opportunities IV Co-Invest 1 LP, as lender under the DIP Facility, and any successor thereto.

32.            “DIP Loans” means the loans provided under the DIP Facility.

33.            “DIP Orders” means the Interim DIP Order and the Final DIP Order.

34.            “Disclosure Statement” means the disclosure statement for the Plan, including any exhibits, appendices, schedules, ballots, and related documents thereto, as amended, supplemented or modified, and any procedures related to the solicitation of votes to accept or reject the Plan, to be approved by the Confirmation Order.

35.            “Disputed” means, with respect to any Claim or Interest, a Claim or Interest that is not yet Allowed, including (a) any Proof of Claim that, on its face, is contingent or unliquidated; (b) any Proof of Claim or request for payment of an Administrative Expense Claim filed after the Effective Date or the deadline for filing Proofs of Claim based on the Debtors’ rejection of Executory Contracts or Unexpired Leases, as applicable, and (c) any Claim that is subject to an objection or a motion to estimate, in each case that has not been withdrawn, resolved, or ruled on by a Final Order of the Bankruptcy Court.

36.            “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Holders of Claims or Interests are eligible to receive distributions under this Plan.

37.            “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX of the Plan have been satisfied or waived in accordance with Article IX of the Plan.

38.            “Entity” means any “entity,” as such term is defined in section 101(15) of the Bankruptcy Code.

39.            “Equity Interests” means all shares of stock, units, options, warrants, rights and other instruments evidencing an ownership interest in the applicable Debtor, existing prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, including all Intercompany Interests.

40.            “Equity Security” has the meaning set forth in section 101(16) of the Bankruptcy Code.

41.            “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

42.            “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

43.            “Exculpated Party” means, collectively, (a) the Debtors; (b) official committees appointed in the Chapter 11 Cases (if any) and each of their respective members; (c) to the extent provided in section 1125(e) of the Bankruptcy Code, each of the Released Parties; and (d) with respect to each of the foregoing, such Entities’ predecessors, successors and assigns, subsidiaries, current and former Affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors, principals, direct and indirect equityholders, direct and indirect shareholders, direct and indirect members, direct and indirect partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, agents and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees.

44.            “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

45.            “Exit Facility” means a 30-month senior secured term loan facility in the aggregate principal amount of no less than the aggregate outstanding amount of all DIP Obligations as of the Effective Date, plus a new money commitment of $7,500,000, secured by a first Lien on all assets of the Reorganized Debtors, subject to customary exceptions and exclusions, to be governed by the Exit Facility Documents.

46.            “Exit Facility Credit Agreement” means the credit agreement to be entered into in connection with the Exit Facility, which shall be materially consistent with the Plan and otherwise acceptable to the Debtors, the DIP Lender and the Secured Noteholders. A form of the Exit Facility Credit Agreement shall be filed with the Plan Supplement.

47.            “Exit Facility Documents” means the Exit Facility Credit Agreement and such other financing documents to be entered into in connection with the Exit Facility (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements and other security documents), which shall be materially consistent with the Plan, and otherwise acceptable to the Debtors, the DIP Lender and the Secured Noteholders.

48.            “Final Decree” means the decree contemplated under Bankruptcy Rule 3022 closing the Chapter 11 Cases.

49.            “Final DIP Order” means the order, which shall be in form and substance reasonably acceptable to the DIP Lender, to be entered by the Bankruptcy Court approving the Debtors’ entry into the DIP Facility on a final basis.

50.            “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

51.            “General Unsecured Claim” means any Claim against the Debtors as of the Petition Date, other than an Administrative Expense Claim, a DIP Claim, a Priority Non-Tax Claim, a Priority Tax Claim, an Other Secured Claim, a Secured Note Claim, an Intercompany Claim, or an SPA Rejection Unsecured Claim.

52.            “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

53.            “Holder” means an Entity holding a Claim against or an Interest in a Debtor, as applicable.

54.            “Impaired” is used to describe a Claim or an Interest that is not Unimpaired.

55.            “Indemnification Provisions” means each of the Debtors’ indemnification provisions currently in place as of the Petition Date whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for the current and former directors, officers, managers, employees, attorneys, other professionals, and agents of the Debtors and such current and former directors’, officers’, and managers’ respective Affiliates.

56.            “Intercompany Claim” means any Claim held by a Debtor against another Debtor arising before the Petition Date.

57.            “Intercompany Contract” means a contract between or among two or more Debtors or a contract between or among one or more Debtors and one or more of its Affiliates.

58.            “Intercompany Interests” means all shares of stock, units, options, warrants, rights and other instruments evidencing an ownership interest in any of the Debtors existing prior to the Effective Date (whether fixed or contingent, matured or unmatured, disputed or undisputed), including any right, contractual, legal, equitable, or otherwise, to acquire any of the foregoing, in each case only to the extent held by any of the Debtors.

59.            “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, and including all common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, and any other equity, ownership, beneficial or profits interests in any of the Debtors, whether or not transferable, and options, warrants, rights, or other securities, agreements or interests to acquire or subscribe for, or which are exercisable, convertible or exchangeable into or for the shares (or any class thereof) of, common stock, preferred stock, limited partner interests, general partner interests, limited liability company interests, or other equity, ownership, beneficial or profits interests in or of any Debtor, contractual or otherwise, including equity or equity-based incentives, grants or other instruments issued, granted or promised to be granted to current or former employees, directors, officers or contractors of the Debtors (in each case whether or not arising under or in connection with any employment agreement).

60.            “Interim DIP Order” means the order to be entered by the Bankruptcy Court approving the Debtors’ entry into the DIP Facility on an interim basis.

61.            “License Agreement” means that certain License Agreement, dated as of August 31, 2011 (as amended pursuant to that certain letter agreement dated July 21, 2020, and as may otherwise be amended, restated, supplemented, or otherwise modified), by and between Voom, LLC, as Licensor, and RVL Pharmaceuticals, Inc.

62.            “Lien” means a “lien” as such term is defined in section 101(37) of the Bankruptcy Code.

63.            “Management Incentive Plan” means a post-emergence management incentive plan for the Reorganized Debtors and New Common Equity HoldCo, the terms and conditions of which shall be set forth in the Plan Supplement.

64.            “Nephron” means Nephron Pharmaceuticals Corporation.

65.            “New Common Equity” means the common equity interests in either (x) Reorganized RVL Pharmaceuticals, Inc. (or, as provided in the Restructuring Transactions, any entity that becomes a successor thereto) or (y) Reorganized RevitaLid Pharmaceutical Corp., as determined by the Holders of the Secured Notes Claims (in their sole discretion) (the “New Common Equity Election”), which common equity interests in either case shall be authorized, issued, and outstanding on and after the Effective Date.

66.            “New Common Equity Documents” means the incentive plan, award agreement, shareholders agreement, subscription agreement, joinder and/or such other documents as the Reorganized Board (or a subcommittee thereof) may determine to be necessary or appropriate in accordance with the terms of the applicable documents.

67.            “New Common Equity Election” is defined in the definition of New Common Equity. Notice of the New Common Equity Election shall be disclosed in the Restructuring Steps Exhibit filed with the Plan Supplement.

68.            “New Common Equity HoldCo” means the newly-created entity that will directly or indirectly hold 100% of the New Common Equity.

69.            “New Organizational Documents” means the new bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, limited partnership agreements, certificate of designation, operating agreements, certificates of limited partnership, agreements of limited partnership, or such other organizational documents of each Reorganized Debtor, each in form and substance acceptable to the Debtors and the Secured Noteholders.

70.            “Note Documents” means the Note Purchase Agreement and all agreements and documents executed by any of the Debtors in connection with the Note Purchase Agreement.

71.            “Note Purchase Agreement” means that certain Note Purchase Agreement entered into on October 1, 2021 (as amended by that certain First Amendment to Note Purchase Agreement, dated as of August 4, 2022, and that certain Second Amendment to Note Purchase Agreement, dated as of March 8, 2023, and as and to the extent provided by the terms thereof, that certain Third Amendment to Note Purchase Agreement dated as of August 13, 2023, and as or may be further amended, restated, supplemented or otherwise modified from time to time), by and among Osmotica Pharmaceutical Corp. (the predecessor of RevitaLid Pharmaceutical Corp.), as Issuer, Osmotica Holdings US LLC (the predecessor of RVL Holdings US LLC), as Intermediate Holdings, Osmotica Pharmaceuticals plc (the predecessor of RVL Pharmaceuticals plc), as Super Holdings, the Secured Note Agent and the Secured Noteholders.

72.            “Other Secured Claim” means any Secured Claim other than a DIP Claim or a Secured Note Claim.

73.            “Petition Date” means the date on which the Chapter 11 Cases were commenced.

74.            “Plan” means this Chapter 11 plan, including the Plan Supplement and all exhibits, supplements, appendices, and schedules.

75.            “Plan Objection Deadline” means the date by which objections to confirmations of the Plan and adequacy of Disclosure Statement are due.

76.            “Plan Supplement” means the documents to be filed in a supplement to the Plan no later than (i) seven (7) days prior to the Plan Objection Deadline or (ii) such other date as ordered by the Bankruptcy Court, that includes the necessary documentation to effectuate the Plan, including (a) the New Organizational Documents; (b) to the extent known, the identities of the members of the Reorganized Board; the (c) the Rejected Executory Contracts and Unexpired Leases Schedule; (d) the Schedule of Retained Causes of Action; (e) the Restructuring Transactions Exhibit; and (f) a form of the Exit Facility Credit Agreement. The Debtors shall have the right to alter, amend, modify, or supplement the documents contained in the Plan Supplement up to the Effective Date as set forth in this Plan, subject to the approval rights of the DIP Lender and the Secured Noteholders over such documents.

77.            “Priority Non-Tax Claim” means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than an Administrative Expense Claim, DIP Claim, or Priority Tax Claim.

78.            “Priority Tax Claim” means any Claim of a Governmental Unit entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

79.            “Pro Rata” means, the proportion that an Allowed Claim or an Allowed Interest bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

80.            “Professional” means any Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

81.            “Professional Fee Claim” means any Claim by a Professional for Professional Fees.

82.            “Professional Fees” means the accrued, contingent, and/or unpaid compensation for services rendered (including hourly, transaction, and success fees), and reimbursement for expenses incurred, by Professionals, that: (a) are awardable and allowable pursuant to sections 327, 328, 329, 330, 331, 503(b) and/or 1103 of the Bankruptcy Code or otherwise rendered allowable prior to the Confirmation Date; (b) have not been denied by the Bankruptcy Court by Final Order; (c) have not been previously paid (regardless of whether a fee application has been filed for any such amount); and (d) remain outstanding after applying any retainer that has been provided to such Professional. To the extent that any amount of the foregoing compensation or reimbursement is denied or reduced by Final Order of the Bankruptcy Court or any other court of competent jurisdiction, such amount shall no longer constitute Professional Fees.

83.            “Professional Fee Escrow Account” means an interest-bearing escrow account, which may be the Funded Reserve Account (as defined in the DIP Orders), to be held by Richards, Layton & Finger, P.A., as counsel to the Debtors, in an amount equal to the Professional Fee Reserve Amount to be funded by the Reorganized Debtors on and after the Effective Date solely for the purpose of paying all Allowed and unpaid Professional Fee Claims incurred through the Effective Date.

84.            “Professional Fee Reserve Amount” means the aggregate accrued and unpaid Professional Fees included in the DIP Budget from the Petition Date through the Effective Date (less any Professional Fees previously paid during the Chapter 11 Cases).

85.            “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

86.            “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest against a particular Debtor shall be rendered unimpaired with respect to such Debtor or Reorganized Debtor in accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable non-bankruptcy law that entitles the holder to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default.

87.            “Rejected Contracts and Leases Schedule” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, which schedule shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time and which shall be in form and substance acceptable to the DIP Lender and Secured Noteholders.

88.            “Released Party” means, collectively, each of the following in their respective capacities as such: (a) the Debtors and all of the Debtors’ and the Reorganized Debtors’ (1) current financial advisors, attorneys, accounts, investment bankers, representatives, and other professionals, (2) current employees, consultants, Affiliates, officers, managers, and directors, including any such persons or Entities retained pursuant to section 363 of the Bankruptcy Code; (b) the Secured Note Agent; (c) the DIP Agent; (d) the DIP Lender; (e) each Holder of a Secured Note Claim and an SPA Rejection Unsecured Claim who voluntarily and timely opts-in to the Releases in the Plan using their Ballot and returns to the Debtors; (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (b) through (e), each of their current and former Affiliates; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors, principals, direct and indirect shareholders, direct and indirect members, direct and indirect partners, direct and indirect equityholders, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, sub-advisors, investment committee members, agents and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case in their respective capacities as such.

89.            “Releasing Party” means, collectively, each of the following in their respective capacities as such: (a) the Debtors and the Reorganized Debtors; (b) the Secured Note Agent; (c) the DIP Agent; (d) the DIP Lender; (e) each Holder of a Secured Note Claim who voluntarily and timely opts-in to the Releases in the Plan using their Ballot and returns to the Debtors; (f) each Holder of an SPA Rejection Unsecured Claim who is a “Consenting Seller” under the SPA Settlement Term Sheet or who voluntarily and timely opts-in to the Releases in the Plan using their Ballot and returns to the Debtors; (g) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (f), each of their current and former Affiliates; and (h) with respect to each of the foregoing Entities in clauses (a) through (g), such Entities’ predecessors, successors and assigns, subsidiaries, Affiliates, managed accounts or funds, and all of their respective current and former officers, managers, directors principals, direct and indirect shareholders, direct and indirect members, direct and indirect partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, agents and other professionals, and such persons’ respective heirs, executors, estates, servants and nominees, in each case in their respective capacities as such.

90.            “Reorganized Board” means the initial board of directors of the Reorganized Debtors to be selected in accordance with Article IV.I of the Plan.

91.            “Reorganized Debtors” means a Debtor, or any successor or assigns thereto, by merger, consolidation, or otherwise, on or after the Effective Date.

92.            “Restructuring Transactions” means the Debtors’ restructuring, inclusive of the transactions described in Article IV.

93.            “Restructuring Transactions Exhibit” means a summary of transaction steps to complete the Restructuring Transactions contemplated by the Plan, as set forth in the Plan Supplement, as the same may be amended, supplemented, and modified through the Effective Date (with the consent of the Secured Noteholders and the DIP Lender).

94.            “Secured Claim” means any Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order to the extent of the value of the creditor’s interest in the Estate’s interest in such property as determined pursuant to section 506(a) of the Bankruptcy Code, or (b) subject to setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

95.            “Secured Note Agent” means Athyrium Opportunities IV Acquisition LP, as the administrative agent and collateral agent under the Note Purchase Agreement and any successor thereto.

96.            “Secured Note Claims” means all Claims against any Debtor arising from or based upon the Note Purchase Agreement and other Note Documents, including, without limitation, all principal, and all accrued but unpaid interest, costs, fees, exit fees, premiums, and indemnity.

97.            “Secured Noteholders” means the Purchasers under (and as defined in) the Note Purchase Agreement, as that term is defined therein.

98.            “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, or any similar federal, state, or local law.

99.            “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

100.          “Solicitation Agent” means Kroll Restructuring Administration LLC, the proposed notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by order of the Bankruptcy Court.

101.          “SPA Rejection Unsecured Claims” means damages claims resulting from the rejection of the Stock Purchase Agreement.

102.          “SPA Rejection Unsecured Claims Recovery” means 2.5% of non-voting equity in New Common Equity HoldCo, subject to dilution on account of the Management Incentive Plan and future capital needs of the business.

103.          "SPA Settlement Term Sheet” means that certain Settlement Term Sheet, dated as of October 6, 2023, among certain of the Debtors and the Sellers (as defined therein) party thereto.

104.          “Stock Purchase Agreement” or “SPA” means that certain Stock Purchase Agreement, dated as of October 24, 2017, by and among Nephron Pharmaceuticals Corporation, Point Guard Partners, LLC, Voom LLC, Tom Riedhammer, Avery Family Trust, and Vision Quest Holdings, LLC, collectively, as shareholders of Revitalid, Inc. (n/k/a RVL Pharmaceuticals, Inc.), and Osmotica Pharmaceutical Corp. (the predecessor of RevitaLid Pharmaceutical Corp.).

105.          “Supply Agreement” means that certain Exclusive Supply Agreement, dated as of February 7, 2013 (as amended by that certain Amendment No. 1 to Exclusive Supply Agreement dated October 24, 2017, and as may be further amended, restated, supplemented or otherwise modified), by and between Nephron Pharmaceuticals Corporation and Revitalid, Inc. (n/k/a RVL Pharmaceuticals, Inc. ).

106.          “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a holder that has not: (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

107.          “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

108.          “Unimpaired” is used to describe a Class of Claims or Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

109.          “Voom” means Voom, LLC.

110.          “Wind Down Amount” means $850,000 to be funded on the Effective Date from available Cash (which may include proceeds of the DIP Facility), subject to the terms and conditions provided in this Plan and in the DIP Credit Agreement, to fund the wind down costs of certain affiliates of the Debtors in accordance with the Wind Down Budget.

111.            “Wind Down Budget” means that certain wind down budget prepared by the Debtors and their non-Debtor affiliates and consented to by the DIP Lenders.

112.            “Wind Down Reserve” means the account established by a non-Debtor affiliate of the Debtors, pursuant to this Plan, for the Wind Down Amount, which account shall be subject to the liens of the DIP Lender with respect to its reversionary interest in such Wind Down Reserve and all funds held therein.

B.	Rules of Interpretation

For purposes of the Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” and (m) any immaterial effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may or shall occur pursuant to the Plan is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan shall control. In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

Article II
Administrative PROFESSIONAL AND PRIORITY TAX Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Professional Fee Claims, DIP Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.	Administrative Expense Claims

On the Effective Date or as soon thereafter as such Allowed Administrative Expense Claims become due and payable according to their terms, unless otherwise agreed to by the holder of an Allowed Administrative Expense Claim and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable, each holder of an Allowed Administrative Expense Claim (other than holders of Professional Fee Claims, DIP Claims, and Priority Tax Claims) will receive in full and final satisfaction, settlement, release, and discharge of, and, in exchange for, such holder’s Administrative Expense Claim (i) an amount of Cash equal to the unpaid amount of such Allowed Administrative Expense Claim, or (ii) receive treatment as is consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

B.	Professional Fee Claims

All Professionals or other Entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b), or section 1103 of the Bankruptcy Code for services rendered before the Effective Date (including any compensation requested by any Professional or any other Entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve final requests for payment of Professional Fee Claims no later than the first Business Day that is forty-five (45) days after the Effective Date. Objections to any Professional Fee Claim must be filed and served on the Reorganized Debtors and the applicable Professional within thirty (30) days after the filing of the final fee application with respect to the Professional Fee Claim. Any such objections that are not consensually resolved may be set for hearing on twenty-one (21) days’ notice by the Professional asserting such Professional Fee Claim. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court allows.

From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

On the Effective Date, the Reorganized Debtors shall establish (if not already established) and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, less any amounts previously funded into the Professional Fee Escrow Account (or the Funded Reserve Account (as defined in the DIP Orders) in accordance with the DIP Orders). The Professional Fee Escrow Account shall be maintained in trust solely for the benefit of the Professionals, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to Reorganized RVL Pharmaceuticals, Inc. after all Allowed amounts owing to Professionals have been paid in full. Subject to the rights of the Reorganized Debtors to such remaining amount in the Professional Fee Escrow Account, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. No Liens, Claims, or Interests shall encumber the Professional Fee Escrow Account in any way, subject to any remaining amount in the Professional Fee Escrow Account being promptly paid to the Reorganized Debtors after all Allowed amounts owing to Professionals have been paid in full. The Reorganized Debtors shall be obligated to pay Allowed Professional Fee Claims through the Effective Date in excess of the Professional Fee Escrow Amount, to the extent incurred by the Professionals, in each case, solely in their respective capacities as advisors to the Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow Account when such Professional Fee Claims are Allowed by an Order of the Bankruptcy Court; provided that in the event the Professional Fee Reserve Amount is insufficient to satisfy the Professional Fee Claims, the Reorganized Debtors shall be required to satisfy the Allowed amounts of the remainder of any outstanding Professional Fee Claim through the Effective Date, to the extent such Professional Fee Claims are incurred by the Professionals in their respective capacities as advisors to the Debtors. When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc. without any further action or order of the Bankruptcy Court or any other Entity. Neither the Debtors nor the Reorganized Debtors shall be responsible for any Professional Fees incurred after the Effective Date. The sole recourse of the Professionals with respect to any such fees shall be the Debtor Wind Down Amount or the Wind Down Amount, as applicable.

C.	DIP Claims

On the Effective Date, the DIP Claims shall be Allowed in full, in the aggregate principal amount of $17,500,000 (less any principal amounts paid prior to the Effective Date) plus all accrued and unpaid interest under the DIP Credit Agreement (and any unpaid fees, costs, and expenses, including, without limitation, the Exit Fee (as defined in the DIP Credit Agreement)). On the Effective Date, (i) so long as no Event of Default (as defined in the DIP Credit Agreement) shall have occurred, (x) the Wind Down Amount shall be funded into the Wind Down Reserve (provided that when all distributions permitted under the Wind Down Budget shall have been made, any remaining amount in the Wind Down Reserve shall promptly be paid to Reorganized RVL Pharmaceuticals, Inc. or its designee without any further action or order of the Bankruptcy Court or any other Entity) and (y) if applicable pursuant to the Restructuring Transactions, $75,000 (the “Debtor Wind Down Amount”) shall remain with (or shall be transferred to) RevitaLid Pharmaceutical Corp. for any wind down costs related to the Debtors, and (ii) pursuant to the Restructuring Transactions, the DIP Claims will be refinanced with, or exchanged for, the Exit Facility and all Liens and security interests granted to secure the obligations arising under the DIP Credit Agreement shall continue, remain in effect, and be deemed to secure the obligations under the Exit Facility, subject to the terms and conditions of the Exit Facility Documents.

D.	Priority Tax Claims

On the Effective Date, except to the extent that a holder of an Allowed Priority Tax Claim and the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable, agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code and, for the avoidance of doubt, holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

Article III
Classification, Treatment, AND VOTING OF Claims and Interests

A.	Classification of Claims and Interests

This Plan constitutes a separate Plan proposed by each Debtor. Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

Below is a chart assigning each Class a number for purposes of identifying each separate Class.

Class	Claims or Interests	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)
2	Priority Non-Tax Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)
3	Secured Note Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Conclusively Presumed to Accept)
5	SPA Rejection Unsecured Claims	Impaired	Entitled to Vote
6	Intercompany Claims	Unimpaired/ Impaired	Not Entitled to Vote (Conclusively Presumed to Accept or Deemed Not to Accept)
7	Equity Interests	Unimpaired/ Impaired	Not Entitled to Vote (Conclusively Presumed to Accept or Deemed Not to Accept)

B.	Treatment of Claims and Interests

Each holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by: (a) the Debtors (with the consent of the DIP Lender and the Secured Noteholders) or the Reorganized Debtors, as applicable; and (b) the holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

1.	Class 1 – Other Secured Claims

a.	Classification: Class 1 consists of any Other Secured Claims against any Debtor.

b.	Treatment: On the Effective Date, each holder of an Allowed Other Secured Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall receive:

(i)	Reinstatement of its Allowed Other Secured Claim;

(ii)	payment in full in Cash in an amount equal to its Allowed Other Secured Claim, including postpetition interest, if any, on such Allowed Other Secured Claim required to be paid pursuant to section 506 of the Bankruptcy Code;

(iii)	the collateral securing its Allowed Other Secured Claim free and clear of Liens, claims, and encumbrances, if and only if such collateral, as of the day prior to the Effective Date, was property of the Estate of the applicable Debtor; or

(iv)	such other treatment agreed to by the holder of such Allowed Other Secured Claim and the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders.

c.	Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Priority Non-Tax Claims

a.	Classification: Class 2 consists of any Priority Non-Tax Claims against any Debtor.

b.	Treatment: On the Effective Date, each holder of an Allowed Priority Non-Tax Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall receive:

(i)	Reinstatement of its Allowed Priority Non-Tax Claim; or

(ii)	such other treatment on account of such Allowed Priority Non-Tax Claim as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, as agreed to in writing by such holder of such Allowed Priority Non-Tax Claim.

c.	Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Priority Non-Tax Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Allowed Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 – Secured Note Claims

a.	Classification: Class 3 consists of Secured Note Claims against any Debtor.

b.	Allowance: Class 3 Secured Note Claims shall be deemed Allowed in the aggregate amount of $80,082,688.94, as of the Petition Date plus any additional accrued and accruing interest thereon and any other fees, costs, expenses, and other obligations owed under the Note Purchase Agreement and the other Note Documents.

c.	Treatment: On the Effective Date, each holder of a Secured Note Claim (or its designee) shall receive, pursuant to the Restructuring Transactions, such holder’s Pro Rata share of 97.5% of the equity of New Common Equity HoldCo, subject to dilution by the Management Incentive Plan.

d.	Voting: Each Holder of a Secured Note Claim is Impaired under the Plan. Therefore, Holders of Secured Note Claims are entitled to vote to accept or reject the Plan.

4.	Class 4 – General Unsecured Claims

a.	Classification: Class 4 consists of General Unsecured Claims against any Debtor.

b.	Treatment: On the Effective Date, each Holder of a General Unsecured Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall receive:

(i)	Payment in full in Cash;

(ii)	Reinstatement of its General Unsecured Claim; or

(iii)	Such other treatment rendering such General Unsecured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

c.	Voting: Class 4 is Unimpaired under the Plan. Holders of Allowed Claims in Class 4 are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

5.	Class 5 – SPA Rejection Unsecured Claims

a.	Classification: Class 5 consists of SPA Rejection Unsecured Claims.

b.	Treatment: On the Effective Date, each Holder of an Allowed SPA Rejection Unsecured Claim will receive, pursuant to the Restructuring Transactions, its Pro Rata share of the SPA Rejection Unsecured Claims Recovery, subject to dilution by the Management Incentive Plan.

c.	Voting: Each Holder of a SPA Rejection Unsecured Claim is Impaired under the Plan. Therefore, Holders of SPA Rejection Unsecured Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 – Intercompany Claims

a.	Classification: Class 6 consists of any Intercompany Claims.

b.	Treatment: On the Effective Date, each Allowed Intercompany Claim, as determined by the Debtors or the Reorganized Debtors, as applicable, with the consent of the DIP Lender and the Secured Noteholders, shall be either:

(i)	Reinstated; or

(ii)	cancelled, released and extinguished, and shall have no further force or effect.

c.	Voting: Holders of Allowed Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) or deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code, depending on the treatment selected above. Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Plan.

7.	Class 7 – Equity Interests

a.	Classification: Class 7 consists of any Equity Interests.

b.	Treatment: On the Effective Date, subject to the New Common Equity Election, as specified in the Restructuring Transactions Exhibit, Allowed Equity Interests shall either (x) be cancelled, released and extinguished without further action of the Debtors, and shall have no further force or effect or (y) be Reinstated.

c.	Voting: Holders of Allowed Equity Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code or deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code, depending on the treatment selected above. Holders of Allowed Equity Interests are not entitled to vote to accept or reject the Plan.

C.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the holders of such Claims or Interests in such Class; provided, however, that such Class will not be used as an impaired accepting class pursuant to Bankruptcy Code section 1129(a)(10).

F.	Intercompany Interests

To the extent Reinstated, Intercompany Interests are Unimpaired solely to preserve the Debtors’ corporate structure and for the purposes of administrative convenience, and holders of Allowed Intercompany Interest shall not otherwise receive or retain any property on account thereof. For the avoidance of doubt, any Interest in non-Debtor subsidiaries owned by a Debtor shall continue to be owned by that Debtor when it becomes a Reorganized Debtor on the Effective Date.

G.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors, with the consent of the Secured Noteholders and the DIP Lender, reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

Article IV
Means for Implementation of the Plan

A.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims (including, for the avoidance of doubt, settlement of the SPA Rejection Unsecured Claims), Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness. Subject to Article VI of the Plan, all distributions made to holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

B.	Sources of Consideration for Plan Distributions

1.            Cash on Hand

The Reorganized Debtors shall use Cash on hand (including proceeds of the DIP Facility) to fund distributions to certain holders of Claims entitled to receive Cash.

2.            Exit Facility

On the Effective Date, the applicable Reorganized Debtors will enter into the Exit Facility, the terms of which will be set forth in the Exit Facility Documents, which shall be in form and substance acceptable to the Debtors, the DIP Lender and the Secured Noteholders. Confirmation of the Plan shall be deemed approval of the Exit Facility and the Exit Facility Documents, and all transactions contemplated thereby, including any actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, and authorization of the Reorganized Debtors to enter into and execute without the need for any further corporate action the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded thereunder. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents, if applicable, (a) shall be deemed to be granted in good faith, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed to be automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents under the Bankruptcy Code or any applicable non-bankruptcy law, (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever, and (e) shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. Each of the Reorganized Debtors and the persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

3.            Issuance and Distribution of the New Common Equity

Subject to the New Common Equity Election, and as specified in the Restructuring Transactions Exhibit, (x) all Equity Interests in RVL Pharmaceuticals, Inc. shall be cancelled as of the Effective Date and Reorganized RVL Pharmaceuticals, Inc. shall issue the New Common Equity pursuant to the Plan, or (y) all Equity Interests in RevitaLid Pharmaceutical Corp. shall be cancelled as of the Effective Date and Reorganized RevitaLid Pharmaceutical Corp. shall issue the New Common Equity pursuant to the Plan. The issuance of the New Common Equity and the equity interests in New Common Equity HoldCo shall be authorized without the need for any further corporate or limited liability company action and without any further action by the Holders of Claims or Interests or the Debtors or the Reorganized Debtors, as applicable. The New Organizational Documents shall authorize the issuance and distribution on the Effective Date of the New Common Equity and the equity interests in New Common Equity HoldCo for the benefit of Entities entitled to receive the New Common Equity or the equity interests in New Common Equity HoldCo pursuant to the Plan. All of the New Common Equity and the equity interests in New Common Equity HoldCo issued under the Plan shall be duly authorized and validly issued, and the Holders of Allowed Secured Note Claims and Allowed SPA Rejection Unsecured Claims that will receive equity interests in New Common Equity HoldCo and New Common Equity shall not be required to execute any of the New Common Equity Documents before receiving their respective distributions of the equity interests in New Common Equity HoldCo and New Common Equity under the Plan. Holders of Allowed Secured Note Claims and Allowed SPA Rejection Unsecured Claims shall be automatically deemed to have executed and accepted the terms of each such applicable New Common Equity Document (in such person’s capacity as a direct or indirect equity holder of the Reorganized Debtors) and to be party thereto without further action. Each of the New Common Equity Documents shall be adopted on the Effective Date and shall be deemed to be valid, binding and enforceable in accordance with its terms, and each holder of New Common Equity and the equity interests in New Common Equity HoldCo shall be bound thereby. Each distribution and issuance of the New Common Equity and the equity interests in New Common Equity HoldCo under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

On the Effective Date, none of the New Common Equity or the equity interests in New Common Equity HoldCo will be registered under the Securities Act or listed on a national securities exchange, the Reorganized Debtors will not be reporting companies under the Exchange Act, the Reorganized Debtors will not be required to and will not file reports with the SEC or any other entity or party, and the Reorganized Debtors will not be required to file monthly operating reports with the Bankruptcy Court after the Effective Date. To prevent the Reorganized Debtors from becoming subject to the reporting requirements of the Exchange Act, except in connection with a public offering, the New Organizational Documents may impose certain trading restrictions, and the New Common Equity and the equity interests in New Common Equity HoldCo may be subject to certain transfer and/or other restrictions pursuant to the New Organizational Documents designed to maintain the Reorganized Debtors as companies that are not subject to the reporting requirements under the Exchange Act.

C.	Management Incentive Plan

After the Effective Date, the Reorganized Board shall adopt and implement the Management Incentive Plan.

D.	Professional Fees and Expenses

On the Effective Date, the Debtors or the Reorganized Debtors shall pay in Cash all accrued and unpaid reasonable and documented fees and expenses of the DIP Agent, the DIP Lender, the Secured Note Agent and the Secured Noteholders in accordance with the terms of the DIP Credit Agreement and the DIP Orders.

E.	Exemption from Registration Requirements

The offering, issuance, and distribution of any Securities, including the New Common Equity and the equity interests in New Common Equity HoldCo, pursuant to the Plan will be exempt from the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to offering, issuance, distribution, or sale of securities pursuant to section 1145 of the Bankruptcy Code or any other available exemption from registration under the Securities Act, as applicable, as further described below. Pursuant to section 1145 of the Bankruptcy Code, the New Common Equity and the equity interests in New Common Equity HoldCo issued under the Plan will be freely transferable and will not be “restricted securities” under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the New Common Equity Documents; and (c) any other applicable regulatory approval.

F.	Employee Matters

Unless otherwise provided herein, and subject to Article V of the Plan, the Reorganized Debtors, with the prior written consent (which consent may be given via email) of the DIP Lender and Secured Noteholders, shall: (a) assume all employment agreements, and indemnification agreements or other agreements with current and former employees, officers, directors, or managers of the Debtors; or (b) enter into new agreements with such persons on terms and conditions acceptable to the Reorganized Debtors, the DIP Lender, the Secured Noteholders, and such persons. Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

G.	Corporate Existence

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor, as a Reorganized Debtor, shall continue to exist on and after the Effective Date as a separate legal entity with all the powers available to such entity pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended, restated, or replaced under the Plan or otherwise, including pursuant to the New Organizational Documents, in each case, consistent with the Plan, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended, restated, or replaced pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law). On or after the Effective Date, the respective certificate of incorporation and by-laws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	New Organizational Documents

On or immediately prior to the Effective Date, the New Organizational Documents shall be automatically adopted by the applicable Reorganized Debtors. To the extent required under the Plan or applicable non-bankruptcy law, each of the Reorganized Debtors will file its New Organizational Documents with the applicable authorities in its respective jurisdiction of organization. The New Organizational Documents will prohibit the issuance of non-voting equity Securities, to the extent required under section 1123(a)(6) of the Bankruptcy Code.

On or after the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the laws of their respective jurisdictions of incorporation or formation and the New Organizational Documents.

I.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the terms of the current members of the board of managers of the Debtors shall expire, and the new directors and officers of the Reorganized Debtors shall be appointed. Except to the extent that a current member of the board of managers of the Debtors is designated to serve as a director, manager, or sole manager of a Reorganized Debtor, the current members of the board of managers of Debtors prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Debtors on or after the Effective Date, and each such director shall be deemed to have resigned or shall otherwise cease to be a manager of the Debtors on the Effective Date. Each of the directors, managers, sole managers and officers of each of the Reorganized Debtors shall serve pursuant to the terms of the applicable New Organizational Documents of such Reorganized Debtor and may be designated, replaced, or removed in accordance with such New Organizational Documents.

J.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Confirmation Order or in the Plan, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, other encumbrances, and interests. On and after the Effective Date, except as otherwise provided in the Plan, including Article IX hereof, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects.

K.	Cancellation of Existing Securities and Agreements

Except for the purpose of evidencing a right to and allowing Holders of Claims to receive a distribution under the Plan and subject to the terms of the applicable agreement, except with respect to assumed Executory Contracts and Unexpired Leases and except as otherwise set forth herein, or in the Plan Supplement or any related agreement, instrument, or document, on the Effective Date, all agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents evidencing or creating any prepetition Claim or Interest (collectively, the “Cancelled Agreements”) (except that the following shall not be Cancelled Agreements: the agreements, instruments, notes, certificates, indentures, mortgages, security documents, and other instruments or documents governing, relating to and/or evidencing (i) certain Intercompany Interests not modified by the Plan, and (ii) any Claims or Interests Reinstated pursuant to the Plan) and any rights of any Holder in respect thereof shall be discharged and cancelled and of no force or effect and the Debtors shall not have any continuing obligations thereunder; provided, however, that each of the Cancelled Agreements shall continue in effect solely for the purposes of (a) allowing Holders of Claims or Interests to receive distributions under the Plan on account of such Claims or Interests and (b) allowing and preserving the rights of the Secured Note Agent and the DIP Agent, as applicable, to (1) make distributions on account of such Claims or Interests; (2) receive compensation and reimbursement for any reasonable and documented fees and expenses incurred in connection with the implementation, consummation, and defense of the Plan; (3) maintain, enforce, and exercise any right or obligation to compensation, indemnification, expense reimbursement, or contribution, or any other claim or entitlement that the Secured Note Agents, DIP Agent, DIP Lender, Secured Noteholders, and Secured Note Agent may have under the Plan, the applicable credit agreement, letters of credit, indentures, collateral agreements, or pledge agreements; and (4) appear and raise issues in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court after the Effective Date on matters relating to the Plan or the applicable credit agreements or indentures, and defend, compromise, settle or prosecute litigation in connection therewith; provided, further, that the Secured Note Agent and DIP Agent may take such further action to implement the terms of this Plan, including the Restructuring Transactions, as agreed to with the Debtors or the Reorganized Debtors, as applicable, with the consent of the Secured Noteholders and the DIP Lender, to the extent not inconsistent with the Confirmation Order or the Plan.

On and after the Effective Date, all duties, responsibilities or obligations of the Holders of DIP Claims, the Secured Noteholders, or the Secured Note Agent, in each case under (i) the Note Purchase Agreement and (ii) the DIP Credit Agreements and the other DIP Documents, shall, in each case, be fully discharged, and such Persons shall have no rights or obligations arising from or related to such agreements, instruments, Securities, or other documentation or the cancellation thereof, except the rights provided for or expressly reserved pursuant to the Plan; provided that the foregoing shall not apply to the extent applicable Claims are Reinstated; provided, further, that notwithstanding anything to the contrary in the Plan, any and all any right or obligation to compensation, indemnification, expense reimbursement, or contribution in (i) the Note Purchase Agreement and (ii) the DIP Credit Agreements and the other DIP Documents, that, in each case of the foregoing clauses (i) and (ii), by its terms survives termination of such documents, shall survive the occurrence of the Effective Date and any such rights shall continue and be fully enforceable against the Debtors or the Reorganized Debtors, as applicable, and such rights and obligations shall not be discharged or released pursuant to the Plan or the Confirmation Order; provided, further, that any fees costs, indemnities, or other amounts due and owing to the Secured Note Agent under any applicable Purchase Note Documents or in respect of any fees or obligations owed in connection with any letters of credit issued thereunder shall be paid in full in Cash on the Effective Date, provided that any such Secured Note Agent shall provide the Debtors with no less than five days advance notice of any such amounts. For the avoidance of doubt, the Debtors, the Reorganized Debtors, the DIP Agent, and the Secured Notes Agent may (x) make post-Effective Date Distributions or take such other action to exercise their rights and discharge their obligations relating to the interests of the Holders of such Claims in accordance with the Plan and (y) take any other action necessary to cause the Plan to become effective, including by implementing the Restructuring Transactions set forth in this Plan.

L.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article IX hereof or pursuant to a Final Order (including the DIP Order), each Reorganized Debtor, as applicable, shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX hereof or pursuant to a Final Order (including the DIP Order), which, in each case, shall be deemed released and waived by the Debtors and the Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity (other than the Released Parties) may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. Except as specifically released or as assigned or transferred under the Plan or pursuant to a Final Order (including the DIP Order), the Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan, including Article IX hereof or pursuant to a Final Order (including the DIP Order). The Reorganized Debtors may settle any such objection without any further notice to or action, order, or approval of the Bankruptcy Court. If there is any dispute regarding the inclusion of any Causes of Action on the Schedule of Retained Causes of Action that remains unresolved by the Debtors or Reorganized Debtors, as applicable, and the objection party for thirty days, such. objection shall be resolved by the Bankruptcy Court. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order (including the DIP Order), the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order (including the DIP Order), any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors, except as otherwise expressly provided in the Plan, including Article IX hereof. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

M.	Effectuating Documents; Further Transactions.

Prior to the Effective Date, the Debtors are, and on and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, and managers (as applicable), are authorized to and may issue, execute, deliver, file, or record to the extent not inconsistent with any provision of this Plan such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, notices or consents except for those expressly required pursuant to the Plan.

As of the Effective Date, the Reorganized Debtors (with the consent of the Secured Noteholders and DIP Lender) shall have the power and authority to take any action necessary to wind down and dissolve any of the Debtors, and shall: (a) file a certificate of dissolution for any of the Debtors, together with all other necessary corporate and company documents, to effect the dissolution of each Debtor under the applicable laws of its state of formation; and (b) complete and file all final or otherwise required federal, state, and local tax returns and shall pay taxes required to be paid for any of the Debtors, and pursuant to section 505(b) of the Bankruptcy Code, request an expedited determination of any unpaid tax liability of any of the Debtors or their Estates for any tax incurred during the administration of such Debtor’s Chapter 11 Case, as determined under applicable tax laws. The filing by the Reorganized Debtors of any of the Debtors’ certificate of dissolution shall be authorized and approved in all respects without further action under applicable law, regulation, order, or rule.

N.	Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan and the Plan Supplement shall be deemed authorized and approved by the Bankruptcy Court in all respects, including (i) the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo; (ii) the selection of the directors and officers for the Reorganized Debtors; (iii) implementation of the Restructuring Transactions; and (iv) all other actions contemplated by the Plan and the Plan Supplement (whether to occur before, on, or after the Effective Date) and the Restructuring Transactions Exhibit. Upon the Effective Date, all matters provided for in the Plan and Restructuring Transactions Exhibit involving the corporate structure of the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security Holders, members, directors, managers, or officers of the Debtors, the Reorganized Debtors. On or before the Effective Date, as applicable, the appropriate officers of the Debtors or the Reorganized Debtors shall be authorized to issue, distribute, execute, and/or deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan), in the name of and on behalf of the Reorganized Debtors, as applicable to the extent not previously authorized by the Bankruptcy Court. The authorizations and approvals contemplated by this Article IV.N shall be effective notwithstanding any requirements under non-bankruptcy law.

O.	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, Equity Security, or other Interest in the Debtors or the Reorganized Debtors, including the New Common Equity and the equity interests in New Common Equity HoldCo and the execution and delivery of the Exit Facility; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the Exit Facility; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

P.	Restructuring Transactions

On or after the Confirmation Date or as soon as reasonably practicable thereafter, the Debtors shall take all actions set forth in the Restructuring Transactions Exhibit, and may enter into any transaction and take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to, effectuate the Plan, including (i) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, including such transactions as are acceptable to the DIP Lender and the Secured Noteholders to effect (a) the issuance and distribution of the New Common Equity indirectly through the issuance and distribution of New Common Equity HoldCo, (b) the incurrence by the Reorganized Debtors of the debt under the Exit Facility and execution and delivery of the Exit Facility Documents and the refinancing of the DIP Claims with the Exit Facility, and (c) the guaranty of the Exit Facility by certain subsidiaries of the Reorganized Debtors; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or law; (iv) the making of any applicable tax elections; and (v) all other actions that the Debtors determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Plan (collectively, the “Restructuring Transactions”). The Restructuring Transactions shall be structured in a manner that takes into account the tax position of creditors and the Reorganized Debtors.

Each of the matters provided for by the Plan involving the corporate structure of the Reorganized Debtors and/or the Debtors or corporate or related actions to be taken by or required of the Reorganized Debtors, whether taken prior to or as of (or in the case of (f) below, after) the Effective Date, shall be deemed authorized and approved in all respects without the need for any further action and without any further action by the Reorganized Debtors or the Debtors, as applicable. Such actions may include, among others, the following: (a) the adoption and filing of the New Organizational Documents; (b) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the Reorganized Board; (c) the authorization, issuance, and distribution of New Common Equity and the equity interests in New Common Equity HoldCo; (d) the assumption of Executory Contracts or Unexpired Leases; (e) the entry into the Exit Facility, and the execution and delivery of the Exit Facility Documents; and (f) the adoption of the Management Incentive Plan on terms and conditions determined by the Reorganized Board.

Q.	Director and Officer Liability Insurance.

After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on or after the Petition Date, with respect to conduct or events occurring prior to the Effective Date, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies, to the extent set forth therein, regardless of whether such directors and officers remain in such positions after the Effective Date.

Article V

Treatment of Executory Contracts and Unexpired Leases

A.	Assumption of Executory Contracts and Unexpired Leases

Each Executory Contract and Unexpired Lease that has otherwise not been rejected (as set forth in the Rejected Contracts and Leases Schedule) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates. The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments.

Except as otherwise provided herein or agreed to by the Debtors, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law (in each case, in accordance with applicable law, including by consent of the counterparty to such Executory Contract or Unexpired Lease). Subject to applicable law, including section 365(d)(4) of the Bankruptcy Code, any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order of the Bankruptcy Court on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

B.	Cure of Defaults and Objections to Cure and Assumption

Unless otherwise agreed in writing by such counterparty, any monetary defaults that are required to be cured to assume an Executory Contract or Unexpired Lease shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code in the ordinary course of business. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely raise any objection that could have been raised under section 365 of the Bankruptcy Code shall be deemed to have consented to the Debtors’ assumption of such Executory Contract and Unexpired Lease, to the extent any such consent is required, and all such counterparties shall be forever enjoined and barred from objecting to the Debtors’ assumption of such Executory Contract and Unexpired Lease for any reason.

If there is a dispute regarding (i) the amount of any Cure, (ii) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed or (iii) any other matter pertaining to assumption, then the Bankruptcy Court shall retain jurisdiction in all respects to hear such disputes; provided that the occurrence of any such dispute shall not prevent or delay implementation of this Plan or Effective Date; provided further that the Debtors may settle any such dispute without any further notice to any party or any action, order, or approval of the Bankruptcy Court; provided further that notwithstanding anything to the contrary herein, the Debtors reserve the right to either reject, or nullify the assumption of, any Executory Contract or Unexpired Lease within thirty (30) days after the entry of a Final Order resolving an objection to assumption, determining the Cure under an Executory Contract or Unexpired Lease that was subject to a dispute, or resolving any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise, and the continued performance thereunder (or the payment of a Cure, if any), shall result in the full release, satisfaction, and cure of any defaults thereunder, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment. Any and all Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.B. of this Plan, shall be deemed disallowed and expunged as of the Effective Date, without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Contracts, Intercompany Contracts, and Leases Entered Into After the Petition Date

Contracts, Intercompany Contracts, and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

D.	Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims.

E.	Compensation and Benefits

As of the Effective Date, unless specifically rejected by a Final Order of the Bankruptcy Court or otherwise specifically provided for herein, all employment and severance policies, workers’ compensation programs, and all compensation and benefit plans, policies, and programs of the Debtors applicable to its present and former employees, officers, and directors, including all health care plans, disability plans, severance benefit plans, and incentive plans, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are deemed assumed under the Plan, and the Debtors’ obligations under such plans, policies, and programs, shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive Confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Reorganized Debtors.

F.	Rejection

In the event that the rejection of an Executory Contract or Unexpired Lease hereunder results in damages to the other party or parties to such contract or lease, any Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor, or their respective Estate, properties or interests in property, unless a Proof of Claim is filed with the Bankruptcy Court and served upon the applicable Debtor no later than thirty (30) days after the later of (i) the Confirmation Date or (ii) the Effective Date of the rejection of such Executory Contract or Unexpired Lease, as set forth on the Rejected Contracts and Leases Schedule or order of the Bankruptcy Court. The Confirmation Order shall constitute the Bankruptcy Court’s approval of the rejection of all the leases and contracts identified in the Rejected Contracts and Leases Schedule.

On the Effective Date, the Stock Purchase Agreement will be rejected and, in accordance with that certain prepetition settlement reached with certain of the Holders of SPA Rejection Unsecured Recovery Claims, other than the SPA Rejection Unsecured Recovery, such Holders shall be entitled to no Claim against the Debtors or Reorganized Debtors, and no distribution or recovery on account of, any purported rejection damages Claim.

G.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

H.	Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

Article VI
Provisions Governing Distributions

A.	Distributions on Account of Claims and Interests Allowed as of the Effective Date

Except as otherwise provided in this Plan or a Final Order, or as otherwise agreed to by the Debtors or the Reorganized Debtors (as the case may be) and the holder of the applicable Claim or Interest, distributions under this Plan on account of Claims and Interests shall be made on the Distribution Date on account of Allowed Claims and Interests on the Effective Date or as soon as practicable thereafter, subject to the Reorganized Debtors’ right to object to Claims and Interests; provided, however, that (1) Allowed Administrative Expense Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.D of the Plan. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. A Distribution Date shall occur no less frequently than once in every thirty (30) day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion.

B.	Special Rules for Distributions to Holders of Disputed Claims and Interests

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or Interest until all such disputes in connection with such Disputed Claim or Interest have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim or Interest and a Disputed Claim or Interest shall not receive any distribution on the Allowed Claim or Interest unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims or Interests have been Allowed or expunged. Any dividends or other distributions arising from property distributed to holders of Allowed Claims or Interests, as applicable, in a Class and paid to such holders under the Plan shall also be paid, in the applicable amounts, to any holder of a Disputed Claim or Interest, as applicable, in such Class that becomes an Allowed Claim or Interest after the date or dates that such dividends or other distributions were earlier paid to holders of Allowed Claims or Interests in such Class.

C.	Delivery of Distributions

1.            Record Date for Distributions to Holders of Non-Publicly Traded Securities

On the Distribution Date, the Claims Register shall be closed and any party responsible for making distributions shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distribution Date. Notwithstanding the foregoing, if a Claim or Interest, other than one based on a publicly traded Certificate, is transferred and the Debtors have been notified in writing of such transfer less than ten (10) days before the Effective Date, the party responsible for making distributions shall make distributions to the transferee (rather than the transferor) only to the extent practical and in any event only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2.            Distribution Process

Except as otherwise provided herein, and notwithstanding any authority to the contrary, distributions to holders of Allowed Claims, including Claims that become Allowed after the Effective Date, shall be made to holders of record as of the Distribution Date by the Reorganized Debtors: (1) to the address of such holder as set forth in the books and records of the applicable Debtor (or if the Debtors have been notified in writing, on or before the date that is ten (10) days before the Effective Date, of a change of address, to the changed address); (2) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004, if no address exists in the Debtors’ books and records, no Proof of Claim has been filed and the Reorganized Debtors have not received a written notice of a change of address on or before the date that is ten (10) days before the Effective Date; or (3) on any counsel that has appeared in the Chapter 11 Cases on the holder’s behalf. The Debtors and the Reorganized Debtors, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan.

3.            Accrual of Dividends and Other Rights

For purposes of determining the accrual of distributions or other rights after the Effective Date, the New Common Equity and the equity interests in New Common Equity HoldCo shall be deemed distributed as of the Effective Date regardless of the date on which it is actually issued, dated, authenticated, or distributed; provided, however, the Reorganized Debtors shall not pay any such distributions or distribute such other rights, if any, until after distributions of the New Common Equity and the equity interests in New Common Equity HoldCo actually take place.

4.            Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and any other distributing party shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and any other distributing party shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

In the case of any distribution that is subject to withholding, the distributing party may request a holder of an Allowed Claim to complete and return a Form W-8 or W-9, as applicable to each such holder, and any other applicable forms. The distributing party shall have the right not to make a distribution until its withholding obligation is satisfied pursuant to the preceding sentences. If an intended recipient of a non-Cash distribution is required to provide or has agreed to provide the withholding agent with the Cash necessary to satisfy the withholding tax pursuant to this section and such person fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the above, each holder of an Allowed Claim that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such holder by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.

5.            Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

6.            Fractional, Undeliverable, and Unclaimed Distributions

a.	Fractional Distributions. Whenever any distribution of fractional shares or units of the New Common Equity and the equity interests in New Common Equity HoldCo would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction to the nearest share (up or down), with half shares or less being rounded down. Whenever any payment of Cash of a fraction of a dollar pursuant to the Plan would otherwise be required, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

b.	Undeliverable Distributions. If any distribution to a holder of an Allowed Claim or Interest is returned as undeliverable, no further distributions shall be made to such holder unless and until the Reorganized Debtors or any other distributing party is notified in writing of such holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such holder on the next Distribution Date. Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, or such distribution reverts to the Reorganized Debtors or is cancelled pursuant to Article VI.C.6.c of the Plan, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

c.	Reversion. Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is New Common Equity or the equity interests in New Common Equity HoldCo, shall be deemed cancelled. Upon such revesting, the Claim or Interest of any holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

7.            Surrender of Cancelled Instruments or Securities

On the Effective Date, each holder of a Certificate shall be deemed to have surrendered such Certificate. Such Certificate shall be canceled solely with respect to the Debtors, and such cancelation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article VI.C.7 shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

D.	Claims Paid or Payable by Third Parties

1.            Claims Paid by Third Parties

A Claim shall be reduced in full, and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall repay, return or deliver any distribution held by or transferred to the holder to the applicable Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.            Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.            Applicability of Insurance Policies

Except as otherwise provided herein, distributions to holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Except as otherwise expressly provided herein, nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

E.	Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such holder. In no event shall any holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

F.	Allocation Between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Effective Date.

Article VII
Procedures for RESOLVING Disputed Claims and Interests

A.	Disputed Claims Process

Except as otherwise provided herein, if a party files a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII of the Plan. For the avoidance of doubt, there is no requirement to file a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under the Plan. Except as otherwise provided herein, all Proofs of Claim filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.L of the Plan.

C.	Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, including the DIP Orders, postpetition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim (if and when such Disputed Claim becomes an Allowed Claim).

E.	Disallowance of Claims and Interests

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

Article VIII
DICHARGE, Settlement, Release, Injunction, and Related Provisions

A.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a Claim or Interest has accepted the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.	Releases by the Debtors

Notwithstanding anything contained in this Plan to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, their Estates, and their Releasing Parties from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, the SPA Settlement Term Sheet, or any Restructuring Transaction, contract, instrument, release, or other plan transaction document, agreement, or document created or entered into in connection with the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of the DIP Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided that, the releases set forth above do not release any ongoing obligations of Voom, Nephron, or any Holder of the SPA Rejection Unsecured Claim to perform under the License Agreement and the Supply Agreement (including the amendments, restatements, supplements or other modifications of such License Agreement and Supply Agreement). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

C.	Releases by Holders of Claims and Interests

Notwithstanding anything contained in this Plan to the contrary, as of the Effective Date, for good and valuable consideration, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the DIP Facility, the DIP Documents, the Disclosure Statement, the Plan, the Exit Facility, the Exit Facility Documents, the SPA Settlement Term Sheet, or any Restructuring Transaction, contract, instrument, release, or other plan transaction document, agreement, or document created or entered into in connection with the DIP Facility, the Disclosure Statement, or the Plan, the filing of the Chapter 11 Cases, the pursuit of the DIP Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of the New Common Equity and the equity interests in New Common Equity HoldCo pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; provided that, the releases set forth above do not release any ongoing obligations of Voom, Nephron, or any Holder of the SPA Rejection Unsecured Claim to perform under the License Agreement and the Supply Agreement (including the amendments, restatements, supplements or other modifications of such License Agreement and Supply Agreement).

D.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement, the Plan, the DIP Facility, the DIP Documents, the Exit Facility, the Exit Facility Documents, or any Restructuring Transaction, contract, instrument, release or other plan transaction document, agreement, or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of the DIP Facility, the pursuit of the Exit Facility, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of the New Common Equity and the equity interests in New Common Equity HoldCo pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

E.	Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

F.	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a Debtor under Chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

G.	Recoupment

In no event shall any holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of recoupment.

H.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

I.	Reimbursement or Contribution

If the Bankruptcy Court allows or disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent; or (2) the relevant holder of a Claim has filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

J.	Release of Liens

Except (a) with respect to the Liens securing the Exit Facility and Other Secured Claims (depending on the treatment of such Claims), or (b) as otherwise provided herein or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

Article IX
Conditions to Confirmation and Effective Date

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

1.            the Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Debtors, the Secured Noteholders and the DIP Lender and consistent with the terms of the Plan, and such order shall be a Final Order;

2.            the Debtors shall not be in default under the DIP Facility or the DIP Order (or, to the extent that the Debtors are in default on the proposed Effective Date, such default shall have been waived by the DIP Lender or cured by the Debtors in a manner consistent with the DIP Documents or DIP Order) and there shall not have occurred and be continuing any event, act, or omission that, but for the expiration of time, would permit any DIP Lender to terminate the DIP Facility in accordance with its terms upon the expiration of such time and the DIP Credit Agreement shall be in full force and effect;

3.            the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan;

4.            the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Plan and shall be in form and substance acceptable to the Debtors, the Secured Noteholders and the DIP Lender;

5.            the New Organizational Documents, in form and substance acceptable to the Debtors, the Secured Noteholders and the DIP Lender, shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporation, limited liability company, or alternative comparable laws, as applicable;

6.            all fees and expenses of (i) Secured Noteholders’ and the DIP Lender’s Professionals and (ii) the Secured Notes Agent and the DIP Agent shall have been paid in full in Cash consistent with the Final DIP Order;

7.            the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all respects with the Plan and, without limiting any definition contained in Article I.A of the Plan or other provision of the Plan, according to documentation acceptable to the Debtors, the DIP Lender and the Secured Noteholders; and

8.            the Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, in a manner consistent in all material respects with the Plan and otherwise acceptable to the Debtors, the DIP Lender and the Secured Noteholders, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility, shall be deemed to occur concurrently with the occurrence of the Effective Date.

B.	Waiver of Conditions Precedent

The Debtors, with the prior written consent of the DIP Lender and the Secured Noteholders, may waive any of the conditions to the Effective Date set forth in Article IX.A of the Plan at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan.

C.	Effect of Non-Occurrence of Conditions to Consummation

If prior to Consummation, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall: (a) constitute a waiver or release of any Claims, Interests, or Causes of Action; (b) prejudice in any manner the rights of any Debtor or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity.

Article X
Modification, Revocation or Withdrawal of the Plan

A.	Modification of Plan

Effective as of the date hereof, (a) the Debtors, with the consent of the DIP Lender and the Secured Noteholders, reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order, the Debtors, with the consent of the DIP Lender and the Secured Noteholders, or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, to remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Withdrawal of Plan

The Debtors, with the consent from the Secured Noteholders and the DIP Lender, reserve the right to withdraw the Plan before the Confirmation Date and to file subsequent Chapter 11 plans. Further, the Debtors may, in their sole discretion and upon the determination of the Debtors’ board of directors, after consulting with counsel, in the exercise of their fiduciary duties, withdraw the Plan.

If the Debtors withdraw the Plan, or if the Confirmation Date or the Effective Date does not occur, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (c) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

Article XI
Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.            allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests’

2.            decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.            resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired; provided, however, that any dispute arising under or in connection with the Exit Facility shall be dealt with in accordance with the provisions of the Exit Facility Documents;

4.            ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.            adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.            enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7.            enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.            grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.            issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.          hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI.D.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11.          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12.          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13.          hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14.          enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15.          enforce all orders previously entered by the Bankruptcy Court; and

16.          hear any other matter not inconsistent with the Bankruptcy Code.

Article XII
Miscellaneous Provisions

A.	Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	No Substantive Consolidation; Severability of the Debtors

The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan. In the event the Court finds that the Plan cannot be confirmed with respect to one Debtor, the Plan should still be confirmable with respect to the remaining Debtors.

C.	Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

D.	Payment of Statutory Fees

All fees payable pursuant to 28 U.S.C. § 1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

E.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors	RevitaLid Pharmaceutical Corp. 400 Crossing Boulevard Bridgewater, New Jersey 08807 Attn: Brian Markison (brianmarkison@RVLPharma.com)
Proposed Counsel to Debtors

Richards Layton & Finger, P.A.

920 N King St

Wilmington, DE 19801

Telephone: (302) 651-7700

Attn: Mark D. Collins and Brendan J. Schlauch
(collins@RLF.com; schlauch@RLF.com)

and

Ropes & Gray LLP

1211 6th Ave

New York, NY 10036

Telephone: (212) 596-9000

Attn: Gregg M. Galardi and Cristine Pirro Schwarzman (Gregg.Galardi@ropesgray.com; Cristine.Schwarzman@ropesgray.com)

Counsel to the DIP Lender and the Secured Noteholders	White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Attn: Scott Greissman, Lisa Feld and Andrew Zatz (sgreissman@whitecase.com; efeld@whitecase.com; azatz@whitecase.com)
United States Trustee	Office of the United States Trustee for the District of Delaware 844 N King St., Suite 2207, Lockbox 35, Wilmington, Delaware 19801 Attn: John Schanne (john.schanne@usdoj.gov)

H.	Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

I.	Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

J.	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from https://restructuring.ra.kroll.com/RVL, or the Bankruptcy Court’s website, available via PACER. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

K.	Non-Severability

The provisions of the Plan (including its release, injunction, exculpation, and compromise provisions) are mutually dependent and non-severable. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the DIP Lender and the Secured Noteholders, consistent with the terms set forth herein; and (c) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

M.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

N.	Waiver or Estoppel

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date.

[Remainder of Page Intentionally Left Blank]

Respectfully submitted,

RevitaLid Pharmaceutical Corp. on behalf of itself and each of its Debtor affiliates

By:	/s/ Brian Markison
Name: Title:	Brain Markison Chief Executive Officer